UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 6, 2026

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series C Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Immersion Corporation, a Delaware corporation (the “Company”), held its fiscal year 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on April 6, 2026. The voting results for the matters voted on at the Annual Meeting were as follows:

1.
Election of 5 Directors: Eric Singer, William Martin, Emily Hoffman, Frederick Wasch and Elias Nader, to serve until the annual meeting of stockholders in fiscal year 2026, and until their successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Eric Singer	13,900,059	1,378,244	9,221,299
William Martin	13,302,354	1,975,949	9,221,299
Frederick Wasch	13,416,306	1,861,997	9,221,299
Elias Nader	12,399,975	2,878,328	9,221,299
Emily S. Hoffman	13,975,900	1,302,403	9,221,299

2.
Ratification of the Appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
23,312,902	1,161,329	25,371	0

3.
Advisory vote on the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
8,650,349	6,574,098	53,856	9,221,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	April 8, 2026	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer